UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2020

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 19, 2020, ATN International, Inc. (the “Company”), entered into a Sale and Purchase Agreement (the “Sale Agreement”) pursuant to which the Company, through its subsidiaries, has agreed to sell 67% of the outstanding equity interests of Vibrant Energy Holdings Pte. Ltd. (“Vibrant”) for consideration of approximately $21 million at closing and the potential for up to $6.3 million of additional “earn out” consideration upon the satisfaction of certain conditions (the “Vibrant Transaction”). The Company will retain a 33% ownership interest in Vibrant, and the Vibrant Transaction is anticipated to close in the fourth quarter of 2020, subject to the satisfaction or waiver of customary closing conditions. The Sale Agreement contains representations, warranties and covenants of the parties that are customary for transactions of this type.

The Company expects to record a loss upon the closing of the Vibrant Transaction of approximately $22 million, including estimated reserves against potential earn out consideration and approximately $6.5 million of accumulated foreign currency exchange losses since the Company’s initial investment in Vibrant in 2016. The completion of the sale will lead to the discontinuation of the Company’s Renewable Energy segment and the reporting of the future results of its ownership interest in Vibrant through the equity method of accounting, which means the Company’s consolidated financial statements will not include revenue and operating expenses from the business, but an “Other Income (Expense)” line item will include its share of the profits or losses of the business. For the nine months ended September 30, 2020, the Company recorded revenue and an operating loss of $3.4 million and $1.2 million, respectively, for its Renewable Energy Segment. Additionally, after adding back $1.6 million of depreciation and amortization expense to the operating loss, the Company recorded EBITDA of $0.4 million for the nine months ended September 30, 2020 for its Renewable Energy Segment.

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including the ability of the parties to close the Vibrant Transaction, and the other factors set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities Exchange Commission (“SEC”) on March 2, 2020, as amended by Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on April 29, 2020, and on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 4, 2020 and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this Form 8-K also contains EBITDA, a non-GAAP financial measure. EBITDA is defined as operating income (loss) before depreciation and amortization expense. The Company believes that the inclusion of this non-GAAP financial measure helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. The Company’s management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure included in this Form 8-K is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. While the Company’s non-GAAP financial measure is an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of this financial measure to the comparable GAAP financial measure included below, and not to rely on any single financial measure to evaluate the Company’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: November 23, 2020.

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